CONFIDENTIAL TREATMENT REQUESTED. Confidential portions of this document have been redacted and separately filed with the Commission.

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EXECUTION COPY

LICENSE AGREEMENT dated as of August 17, 2005 (the “Agreement Date”) between VivoQuest, Inc., a Delaware corporation (“VivoQuest”), and XTL Biopharmaceuticals Ltd., an Israeli corporation (“Licensee”).

WHEREAS, VivoQuest owns the patents and patent applications listed on Schedule I hereto;

WHEREAS, subject to the terms and conditions hereinafter set forth, VivoQuest is willing to grant to Licensee and Licensee is willing to accept from VivoQuest the License (as hereinafter defined); and

WHEREAS, within five business days of the execution of this agreement, VivoQuest will issue a communication to ***** in the form attached hereto as Exhibit A;

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, the parties hereto hereby agree as follows:

SECTION 1. Definitions.

(a) As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person, and in the case of any natural Person shall include all relatives and family members of such Person. For purposes of this definition, a Person shall be deemed to control another Person if such first Person directly or indirectly owns or holds five percent (5%) or more of the ownership interests in such other Person.

“Asset Purchase Agreement” shall mean that certain Asset Purchase Agreement dated as of the date hereof between VivoQuest and Licensee.

“Contract” means any contract, indenture, note, bond, loan, mortgage, license, instrument, lease or agreement.

“Disclosed Compound” shall mean a compound disclosed in a patent or patent application listed on Schedule I.

“Fair Market Value” shall mean, as to any security, the average closing bid price of such security on the principal stock exchange or interdealer quotation system in which such securities are traded over a period of 20 consecutive trading days the latest of which shall be the trading day immediately preceding the date as of which "Fair Market Value" is being determined or, if such security is not then traded on an exchange or through an inter-dealer quotation system, the fair value of such security as reasonably determined by the Board of Directors of Licensee.

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“FDA” shall mean the United States Food and Drug Administration.

“Governmental Body” means any government or governmental or regulatory authority or body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

“HCV Product” shall mean a Licensed Product having as its active ingredient a Disclosed Compound that has been approved by the FDA or a foreign regulatory counterpart for the treatment or prevention of hepatitis C virus infection, whether or not such Licensed Product has been approved for another indication.

“Intellectual Property Rights” shall mean means the rights associated with the following: (a) any and all trademarks, service marks, brand names, certification marks, trade dress, assumed names, trade names, logos and other indications of origin, sponsorship or affiliation, together with the goodwill associated therewith (whether the foregoing are registered or unregistered); registrations thereof in any jurisdiction and applications to register any of the foregoing in any jurisdiction, and any extension, modification or renewal of any such registration or application; (b) any and all inventions, developments, improvements, discoveries, know how, concepts and ideas, whether patentable or not in any jurisdiction; (c) any and all patents, revalidations, industrial designs, industrial models and utility models, patent applications (including reissues, continuations, divisions, continuations-in-part and extensions) and patent disclosures; (d) any and all non-public information, trade secrets and proprietary or confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any Person; (e) any and all writings and other works, whether copyrighted, copyrightable or not in any jurisdiction, such works including computer programs and software (including source code, object code, data and databases); (f) any and all copyrights, copyright registrations and applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; (g) any and all other intellectual property or proprietary rights; (h) any and all agreements, licenses, immunities, covenants not to sue and the like relating to any of the foregoing; and (i) any and all claims or causes of action arising out of or related to any infringement or misappropriation of any of the foregoing.

“Knowledge of VivoQuest” means (regardless of case) any fact, circumstance, event or other matter in question, of which any member of senior management of VivoQuest has actual knowledge or should have had actual knowledge after reasonable due inquiry

“Law” means any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or binding administrative pronouncement.

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   “Liability” means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due).

“License” shall mean the license granted to Licensee in Section 2(a).

“Licensed Patents” shall mean (i) the patents listed on Schedule I, (ii) any and all U.S. and foreign patent applications covering the Licensed Technology including, without limitation, the patent applications listed on Schedule I, (iii) the patents proceeding from such applications and (iv) all claims of and any divisions, continuations, in whole or in part, reissues, re-examinations, renewals and extensions of any such patents or patent applications.

“Licensed Products” shall mean any product covered by a claim of any unexpired Licensed Patent which has not been disclaimed or held invalid by a court of competent jurisdiction from which no appeal can be taken, or which incorporates or is developed using Licensed Technology.

“Licensed IP” shall mean all Licensed Patents, the Licensed Technology and all other Intellectual Property Rights of VivoQuest (including Intellectual Property Rights arising under (i) the Contracts listed in Section 3.13 of the Seller Disclosure Schedule, (ii) the Contracts identified in Section 3.13(b) of the Asset Purchase Agreement and (iii) any other Contracts to which VivoQuest is or has at any time been a party, in each case whether or not any such Contract is an Included Contract). Notwithstanding the foregoing, the Licensed IP excludes the tradenames “VivoQuest” and “ChemQuest” and derivatives thereof.

“Licensed Technology” shall mean all technology owned by VivoQuest or in which VivoQuest has any interest, including all, lab notebooks, drawings, designs, design and manufacturing documentation (such as bill of materials, build instructions and test reports), schematics, algorithms, routines, software (including all source code), databases and data collections, development and lab equipment, processes, prototypes and devices, compounds and compound libraries and technical information, know-how and concepts whether or not embodied in tangible form, including all Intellectual Property Rights in or underlying such technology.

“Net Sales” shall mean the amount actually collected in connection with sales of the Licensed Products to any person or entity that is not an Affiliate or subcontractor of Licensee or a direct or indirect sublicensee of Licensee under the License, after deduction of all trade, cash and quantity credits, discounts; refunds or rebates; allowances or credits for returns; sales commissions; and prepaid freight, transportation insurance, sales taxes and other government charges (including value-added tax). Sales of Licensed Products by Licensee or an Affiliate, subcontractor or direct or indirect sublicensee of Licensee to any Affiliate, subcontractor or direct or indirect sublicensee shall be excluded, and only the subsequent sale of such Licensed Products by Affiliates or direct or indirect sublicensees of Licensee to unrelated end users shall be deemed Net Sales hereunder.

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“Net Sublicensing Revenues” shall mean, with respect to any product for any fiscal period, the fair value, as reasonably determined by Licensee, of the milestone payments, profit sharing payments or royalty payments received by Licensee for the direct or indirect sublicensing of such product (other than to Affiliates of Licensee or to subcontractors), provided that “Net Sublicensing Revenues” shall exclude payments based on the achievement of research and development milestones and any other payments that are not based on commercial sales of products.

“Non-HCV Product” shall mean a Licensed Product having as its active ingredient a Disclosed Compound that has been approved by the FDA or a foreign regulatory counterpart for an indication other than the treatment or prevention of hepatitis C virus infection and has not been so approved for the treatment or prevention of hepatitis C virus infection.

“Option” shall mean the option granted to Licensee in Section 12.

“Order” means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award entered, issued, made or rendered by any Governmental Body.

“Ordinary Shares” shall mean the ordinary shares, par value NIS 0.02 per share, of Licensee.

“Person” shall mean any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

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“Transaction Documents” shall mean this Agreement and the Asset Purchase Agreement.
(b) Capitalized terms used and not otherwise defined in this Agreement shall have the meanings assigned to such terms in the Asset Purchase Agreement.

SECTION 2. Grant of License. (a) Subject to the terms and conditions hereinafter set forth, VivoQuest hereby grants to Licensee, and Licensee hereby accepts from VivoQuest, in each case effective as of the Closing Date, a worldwide, perpetual, irrevocable, non-terminable (except as provided in Section 12), sublicensable right and license under all of the Licensed IP to make, have made, use, have used, sell, have sold, offer for sale, import and have imported Licensed Products and to practice the Licensed IP, including any claimed method within the Licensed IP. The License is subject to (i) the rights of ***** and (ii) the rights of the U.S. government under 35 U.S.C. Section 200 et seq. and the regulations promulgated thereunder, as in effect from time to time. If the Asset Purchase Agreement is terminated, the license granted herein shall not come into effect and this Agreement shall terminate, provided that (x) Section 7 shall survive such termination other than with respect to the Licensed IP, (y) Section 10 shall survive such termination with respect to the matters described in Section 10(a)(i) and 10(a)(ii) and (z) no such termination shall relieve a breaching party from Liability resulting from any breach by that party of this Agreement.

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(b) In the event that at any time (i) ***** is entitled to a license under the ***** (or any agreement to which ***** becomes a party pursuant to the *****) with respect to any portion of the Licensed IP in the field of hepatitis C virus or (ii) VivoQuest is obligated to refrain from entering into an agreement with a third party with respect to ***** in the field of hepatitis C virus, the License shall, without further act of any party, be deemed to be non-exclusive or to have terminated, as appropriate to avoid any conflict with the terms of the ***** or any such other agreement, with respect to such portion of the Licensed IP in the field of hepatitis C virus, provided that the License shall, without further act of any party, be deemed to have been reinstated in the field of hepatitis C virus at such time as the reinstatement no long is in conflict with the ***** or any such other agreement.

(c) The License granted to Licensee in Section 2(a) shall remain in force on a country-by-country basis until ten (10) years from the first commercial sale in such country or until the expiration date of the last to expire of the Licensed Patents, whichever shall be later. Licensee shall inform VivoQuest in writing of the date of first commercial sale with respect to each Licensed Product in each country as soon as reasonably practicable after the making of each such first commercial sale. Upon the expiration of the License in any country, the License shall be fully paid-up, royalty free and perpetual in such country.

(d) To the extent any of the tangible items within the Licensed Technology are not located at VivoQuest’s Valley Cottage, New York facility as of the Closing Date, VivoQuest shall deliver such tangible items to such facility within 5 business days following the Closing Date.

(e) If ***** does not provide the *****, including *****, to VivoQuest within the period provided in the communication referenced in the letter agreement dated the date hereof between Seller and Purchaser and Section 6.1(m) of the Asset Purchase Agreement, or if any other basis for termination of the ***** exists after the date hereof, VivoQuest shall, unless the Asset Purchase Agreement has terminated, effect the termination of the ***** if and as directed by Licensee, and Licensee shall be entitled to participate in any discussions with ***** relating to such termination. VivoQuest shall provide the ***** to ***** as promptly as practicable in accordance with the terms of the *****. The ***** shall be subject to the prior review and approval of Licensee. VivoQuest acknowledges and agrees that money damages would not be an adequate remedy for any breach of its obligations under this paragraph and that in addition to any other remedies available to Licensee, Licensee shall be entitled to the remedies of injunction, specific performance and other equitable relief for any threatened or actual breach of such obligations.

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SECTION 3. Consideration for License.

(a) In consideration for the grant and during the term of the License, Licensee shall provide the following consideration to VivoQuest:

(i) on the Closing Date, US $941,176 in Ordinary Shares;

(ii) upon achievement of each the following technical milestones, the payments indicated below, each of which shall be payable no more than one time:

Milestone	Consideration
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All or any portion of the milestone payments described in (A) through (E) above may, at Licensee’s sole option, be satisfied by the delivery to VivoQuest of Ordinary Shares. Any consideration required to be provided in the form of Ordinary Shares (or, where permitted to be provided in the form of Ordinary Shares, to the extent Licensee elects to provide such consideration in the form of Ordinary Shares) shall be satisfied by the delivery to VivoQuest of a number of Ordinary Shares equal to the applicable US dollar amount divided by the Fair Market Value of one Ordinary Share as of the date such milestone payment is earned in accordance with the foregoing schedule; and

(iii) (A) with respect to each HCV Product, for each fiscal year of Licensee, a royalty of ***** of the first US $***** of Net Sales of such HCV Product by Licensee and its Affiliates and ***** of the Net Sales in excess of US $***** of such HCV Product by Licensee and its Affiliates;

(B) for each fiscal year of Licensee, with respect to each HCV Product, a royalty equal to the lower of (I) ***** of the Net Sales of such HCV Product by direct or indirect sublicensees of Licensee (other than Affiliates of Licensee) and (II) ***** of Net Sublicensing Revenues attributable to such HCV Product; and

(C) for each fiscal year of Licensee, with respect to each Non-HCV Product, a royalty equal to the lower of (I) ***** of the Net Sales of such Non-HCV Product by License and direct or indirect sublicensees of Licensee (including Affiliates of Licensee) and (II) ***** of Net Sublicensing Revenues attributable to such Non-HCV Product.

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Notwithstanding the foregoing:

(x) if a payment is owed by Licensee or a direct or indirect sublicense of Licensee (including an Affiliate of Licensee) to one or more third parties with respect to any sale of an HCV Product, Licensee may credit ***** of such third party payments in determining the amounts payable to VivoQuest pursuant to clauses (A) and (B) above, provided that aggregate royalty payments to VivoQuest pursuant to clauses (A) and (B) above shall not be reduced by more than *****percent (*****) as a result of such third party payments, with excess amounts being carried forward and credited in future periods, provided further that if such third party payments are attributable to a breach of a representation, warranty or covenant by VivoQuest in the Transaction Documents (irrespective of any limitation on the survival period applicable thereto), the entire amount of such payments may be credited without limitation as to the reduction in amounts payable to VivoQuest pursuant to clauses (A) and (B) above except to the extent that the portion of any such reduction in excess of ***** percent (*****) would exceed any cap, or would not give effect to any threshold amount, applicable to liability for breach of such representation, warranty or covenant; and

(y) if a payment is owed by Licensee or a direct or indirect sublicense of Licensee (including an Affiliate of Licensee) to one or more third parties with respect to any sale of a non-HCV Product, Licensee may credit ***** of such third party payments in determining the amounts payable to VivoQuest pursuant to clause (C) above, provided that aggregate royalty payments to VivoQuest pursuant to clause (C) above shall not be reduced by more than ***** percent (*****) as a result of such third party payments, with excess amounts being carried forward and credited in future periods, provided further that if such third party payments are attributable to a breach of a representation, warranty or covenant by VivoQuest in the Transaction Documents (irrespective of any limitation on the survival period applicable thereto), the entire amount of such payments may be credited without limitation as to the reduction in amounts payable to VivoQuest pursuant to clause (C) above except to the extent that the portion of any such reduction in excess of ***** percent (*****) would exceed any cap, or would not give effect to any threshold amount, applicable to liability for breach of such representation, warranty or covenant.

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Only one royalty shall be paid hereunder with respect to the sale of any HCV Product or Non-HCV Product, whether or not it is covered by more than one claim of a patent, by the claims of more than one patent, or by the claims of patents of more than one country.

(b) For the purpose of computing the royalties due to VivoQuest hereunder, the year shall be divided into four parts ending on March 31, June 30, September 30, and December 31. Not later than ***** days after each December, March, June, and September in each calendar year during the term of the License, Licensee shall submit to VivoQuest a full and detailed report of royalties or payments due VivoQuest under the terms of this Agreement for the preceding quarter year (hereinafter the “Quarter-Year Report”), setting forth the Net Sales and/or lump sum payments and all other payments or consideration received by Licensee and its direct and indirect sublicensees upon which such royalties are computed, as well as any offsetting payments described in clauses (x) and (y) of Section 3(a)(iii), and including at least

(i) the quantity of each HCV Product and Non-HCV Product sold;

(ii) the selling price of each HCV Product and Non-HCV Product;

(iii) a detailed description of the amount of, and the justification for, any offsetting payments;

(iv) the revenues received from sublicensees; and

(v) the royalty computations.

If no royalties or other payments are due, a statement shall be sent to VivoQuest stating such fact. Payment of the full amount of any royalties or other payments due to VivoQuest for the preceding quarter shall accompany each Quarter-Year Report on royalties and payments. Licensee shall keep for a period of at least ***** years after the date of entry, full, accurate and compete books and records consistent with sound business and accounting practices and in such form and in such detail as to enable the determination of the amounts due to VivoQuest from Licensee pursuant to the terms of this Agreement.

(c) On reasonable notice and during regular business hours, VivoQuest or the authorized representative of VivoQuest shall each have the right to inspect the books of accounts, records and other relevant documentation of Licensee or any of its Affiliates insofar as they relate to the production, marketing and sale of the Licensed Products, in order to ascertain or verify the amount of royalties and other payments due to VivoQuest hereunder, and the accuracy of the information provided to VivoQuest in the aforementioned reports.

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(d) In no event will any Ordinary Shares be issued hereunder if the issuance of such Ordinary Shares would cause the total number of Ordinary Shares issued pursuant to the Transaction Documents to exceed 19.9% of the number of Ordinary Shares outstanding on the date of this Agreement unless all requisite shareholder approvals for the issuance of Ordinary Shares in excess of such amount have been obtained. Any amounts that would otherwise be satisfied by the issuance of Ordinary Shares in excess of such amount will be paid in cash. The Ordinary Shares issued from time to time hereunder are referred to herein collectively as the “Shares”.

(e) (i) VivoQuest acknowledges that the Shares are being acquired pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) and that the Shares may be transferred only pursuant to an effective registration statement or an exemption from registration under the Securities Act. VivoQuest represents that it is familiar with Rule 144 under the Securities Act. VivoQuest shall not be permitted to transfer any Shares in the absence of an effective registration statement unless VivoQuest has furnished Licensee with an opinion of counsel, reasonably satisfactory to Licensee, that such disposition does not require registration of such Shares under the Securities Act. It is agreed that Licensee will not require opinions of counsel for transfers made pursuant to Rule 144 if Licensee is provided with any certificates or other evidence of compliance with Rule 144 reasonably required by it in connection with such transfer (including without limitation a copy of the relevant Form 144).

(ii) It is understood that the certificates evidencing the Shares shall bear a legend to the following effect:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTES OF SUCH ACT.

The certificates evidencing the Shares may also bear any legends required by applicable blue sky laws.

(iii) (A) The Shares shall be freely tradeable on the London Stock Exchange (for so long as the Parent Ordinary Shares are listed on the London Stock Exchange), subject to any restrictions imposed on a party to any transaction executed on the London Stock Exchange by the Laws of a country other than the United Kingdom to which such party is subject, including the other provisions of this section 3(e)).

(B) In the event any of the Shares evidenced by a certificate bearing a restrictive legend as provided in Section 3(e)(ii) above are transferred by VivoQuest or a transferee of VivoQuest pursuant to Rule 904 under the Securities Act, as currently in effect, Licensee shall instruct the transfer agent for the Ordinary Shares to issue shares upon transfer free of any restrictive legend or notation if Licensee is presented with a written certification to the following effect from the transferor in such transfer:

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The undersigned registered holder is selling some or all of the shares evidenced by the accompanying certificate in a resale transaction in compliance with Rule 904 under the United States Securities Act of 1933.

Any unsold balance of the shares represented by such certificate will continue to bear a restrictive legend until such time as they are the subject of a transaction executed in accordance with this Section 3(e)(iii)(B) or until such legend may otherwise be removed in the opinion of counsel to Licensee.

(f) In the event of a merger, consolidation or other transaction (a “Conversion Transaction”) as a result of which substantially all of the outstanding Shares are converted into the right to receive, in whole or in part, equity securities, if such equity securities are traded on a recognized securities exchange or interdealer quotation system, in the United States, Europe or Israel, or another securities exchange or interdealer quotation system reasonably acceptable to VivoQuest (“Listed Equity Securities”), (i) any Shares shall be eligible to participate in any Conversion Transaction on the same basis as other outstanding Shares and (ii) any consideration required to be provided to VivoQuest hereunder that would otherwise be permitted to be satisfied through the issuance of Shares shall thereafter be permitted to be satisfied through the issuance of such Listed Equity Securities. For such purpose, such Listed Equity Securities shall be valued at their aggregate Fair Market Value as of the date such Shares would have been valued. In the event that, in any Conversion Transaction, substantially all of the outstanding Shares are converted into the right to receive equity securities that are not Listed Equity Securities (or are converted into the right to receive a combination of such equity securities and cash), then, until such equity securities constitute Listed Equity Securities, any further consideration required to be provided to VivoQuest hereunder that would otherwise be permitted to be satisfied through the issuance of Shares shall be satisfied entirely in cash. In the event of a merger, consolidation or other transaction as a result of which substantially all of the outstanding Shares are converted into the right to receive only cash, any further consideration required to be provided to VivoQuest hereunder that would otherwise be permitted to be satisfied through the issuance of Shares shall be required to be satisfied entirely in cash, provided that if the surviving or transferee entity in such transaction (or an Affiliate thereof) has a class of Listed Equity Securities, any portion of such consideration that would otherwise be permitted to be satisfied through the issuance of Shares shall thereafter be permitted to be satisfied through the issuance of such Listed Equity Securities, valued at their aggregate Fair Market Value as of the date such Shares would have been valued.

(g) Neither VivoQuest nor any transferee of VivoQuest shall sell, pledge, hedge or otherwise dispose of any economic interest in 50% of the Shares issued pursuant to Section 3(a)(i) during the period ending 30 days after the Closing Date. Furthermore, VivoQuest shall consult with Licensee prior to disposing of any Shares issued pursuant to Section 3(a)(i) on the open market to determine whether Licensee may provide VivoQuest with an alternate opportunity for liquidity at the same or better pricing, taking into account transaction costs, and without material delay.

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(h) Responsibility for the aggregate license payments under the ReBLikon GmbH license required to be delivered by VivoQuest pursuant to Section 6.1(o) of the Asset Purchase Agreement shall be allocated as follows: the first $50,000 shall be borne by Licensee, the next $50,000 shall be borne 50% by Licensee and 50% by VivoQuest, and any portion in excess of $100,000 shall be borne by VivoQuest. The portion of such aggregate license payments to be borne by VivoQuest shall be deducted from the Ordinary Shares to be issued to Seller pursuant to Section 3(a)(i) and (ii) of this Agreement.

SECTION 4. Method of Payment. (a) (i) Royalties due to VivoQuest under Section 3(a)(iii) with respect to sales in the United States shall be paid to VivoQuest in United States dollars. All royalties due to VivoQuest based on sales in countries other than the United States shall accrue in the currency of the country in which the sales are made. Licensee shall utilize its best efforts to effect US dollar transfers with respect to such royalties. However, any and all loss of exchange value, taxes, or other expenses incurred in the transfer or conversion of foreign currency into US dollars (measured, with respect to currency conversion, as of the end of the quarterly period during which the applicable royalties accrue), and any income, remittance, or other taxes on such royalties required to be withheld at the source shall be the exclusive responsibility of VivoQuest.

(ii) It is agreed and understood that the milestone payments to be made pursuant to Section 3(a)(ii) shall be made in United States dollars and that this Section 4(a) shall be inapplicable thereto.

(b) Licensee shall be responsible for payment to VivoQuest of all royalties due on Net Sales of Licensed Products by direct or indirect sublicensees of Licensee (including Affiliates of Licensee).

SECTION 5. Patents and Patent Applications. (a) At the initiative of Licensee, the parties shall consult with each other regarding the prosecution of all patent applications with respect to the Licensed IP. VivoQuest shall use its best efforts to implement all requests made by Licensee, at Licensee’s sole expense, with regard to the preparation, filing, prosecution and/or maintenance of patent applications and/or patents within the Licensed IP. Such patent applications shall be filed, prosecuted and maintained by counsel selected by Licensee.

(b) All applications and proceedings with respect to the Licensed Patents shall be filed, prosecuted and maintained by VivoQuest at the direction and expense of Licensee, provided that Licensee shall have the right to assume direct oversight of any or all such activities at any time. Against the submission of invoices, Licensee shall reimburse VivoQuest for all costs and fees invoiced by outside patent counsel to VivoQuest during the term of this Agreement in connection with the filing, maintenance, prosecution, protection and the like of the Licensed Patents.

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(c) Licensee shall be entitled to discontinue (or direct VivoQuest to discontinue) in its sole discretion the prosecution or maintenance of any patents or patent applications within the Licensed Patents, or to elect to forego the filing of any such patent application, without loss of any portion of the License (including the exclusivity of the License in any jurisdiction).

(d) Nothing herein contained shall be deemed to be a warranty by VivoQuest that VivoQuest can or will be able to obtain any patent or patents on any patent application or applications in the Licensed Patents or any portion thereof, or that any of the Licensed Patents will afford adequate or commercially worthwhile protection.

SECTION 6. Representations And Warranties. (a) Licensee hereby represents and warrants to VivoQuest as follow:

(i) Licensee is a corporation duly organized, validly existing and in good standing under the laws of Israel. Licensee has been granted all requisite power and authority to carry on its business and to own and operate its properties and assets. The execution, delivery and performance of this Agreement have been duly authorized by the Board of Directors of Licensee.

(ii) There is no pending or, to Licensee’s knowledge, threatened litigation involving Licensee which would have any effect on this Agreement or on Licensee's ability to perform its obligations hereunder.

(iii) None of the execution and delivery by Licensee of this Agreement, the consummation of the transactions contemplated hereby by Licensee, or compliance by Licensee with any of the provisions hereof or thereof will (i) conflict with, or result in the breach of, any provision of Licensee’s charter documents; (ii) conflict with, violate, result in the breach or termination of, or constitute a default under any Contract to which Licensee is a party or by which Licensee or its properties or assets is bound, or require a consent or waiver by any Person in order to avoid any such conflict, violation, breach, termination or default; (iii) violate any Law or any Order by which Licensee is bound; or (iv) result in the creation of any Lien upon the properties or assets of Licensee. No governmental franchise, easement, permit, right, application, filing, registration, license or other authorization (each a “Permit”), Order, waiver, declaration or filing with, or notification to any Person is required on the part of Licensee in connection with the execution, delivery and performance of this Agreement or the compliance by either Licensee with any of the provisions hereof.

(b) VivoQuest hereby represents and warrants to Licensee as follows:

(i) VivoQuest is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business and is in good standing in the State of New York. VivoQuest has been granted all requisite power and authority to carry on its business and to own and operate its properties and assets. The execution, delivery and performance of this Agreement have been duly authorized by the Board of Directors of VivoQuest.

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(ii) There is no pending or, to VivoQuest's Knowledge, threatened litigation involving VivoQuest which would have any effect on this Agreement or on VivoQuest's ability to perform its obligations hereunder.

(iii) None of the execution and delivery by VivoQuest of this Agreement, the consummation of the transactions contemplated hereby by VivoQuest, or compliance by VivoQuest with any of the provisions hereof or thereof will (i) conflict with, or result in the breach of, any provision of VivoQuest’s charter documents; (ii) conflict with, violate, result in the breach or termination of, or constitute a default under any Contract to which VivoQuest is a party or by which VivoQuest or its properties or assets is bound, or require a consent or waiver by any Person in order to avoid any such conflict, violation, breach, termination or default; (iii) violate any Law or any Order by which VivoQuest is bound; or (iv) result in the creation of any Lien upon the properties or assets of VivoQuest. No Permit, Order, waiver, declaration or filing with, or notification to any Person is required on the part of VivoQuest in connection with the execution, delivery and performance of this Agreement or the compliance by either VivoQuest with any of the provisions hereof

(iv) (A) VivoQuest owns all right, title and interest in and to the Licensed Patents and the compounds listed on Schedule II to this License Agreement (the “Scheduled Compounds”), all other Licensed IP (other than compounds in its compounds libraries that are not Scheduled Compounds) and, to its Knowledge, all compounds in its compounds libraries that are not Scheduled Compounds, free and clear of all Liens (other than Permitted Exceptions), including without limitation any claims of joint ownership or right of use pursuant to any of the Contracts listed in Section 3.13 of the Seller Disclosure Schedule or in Section 3.13(b) of the Asset Purchase Agreement, provided that not own all compounds listed in its pending patent applications that are not Scheduled Compounds may be covered by valid claims. No Licensed IP is held under license from a third party. The Licensed IP includes all Intellectual Property Rights and technology that was necessary to conduct the research and development programs conducted by VivoQuest through the date of this Agreement.

(B) There is no pending or, to the Knowledge of VivoQuest, threatened action, arbitration, suit, notice, order, or legal, administrative or other proceeding before any court or governmental agency, authority or body, against, or affecting VivoQuest, either directly or indirectly, with respect to the Licensed IP. There is no order, writ, injunction, or decree of any federal, state or local, or foreign court, department, agency, or instrumentality, which will directly or indirectly relate to the Licensed IP. VivoQuest has complied and is complying with all law, ordinances, and government rules and regulations applicable to it and its properties, assets, and business.

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(C) No use of any of the Scheduled Compounds or any of the Licensed IP other than compounds or, to the Knowledge of VivoQuest, any compounds that are not Scheduled Compounds constitutes or has constituted an unauthorized use of, or an infringement, misappropriation or other violation or impairment of, the Intellectual Property Rights of any Person and no valid grounds exist for any bona fide claims against VivoQuest with respect to the Scheduled Compounds or any of the Licensed IP other than compounds or, to the Knowledge of VivoQuest, any compounds that are not Scheduled Compounds. No Person, including without limitation any Person who was ever employed or engaged as a contractor by VivoQuest, has asserted or, to the Knowledge of VivoQuest, threatened any claim of infringement against VivoQuest relating to the Licensed IP.

(D) To the Knowledge of VivoQuest, there is no unauthorized use or misappropriation or infringement of any Licensed IP, including by any employee or former employee of VivoQuest. VivoQuest has a policy requiring each employee and contractor to execute nondisclosure of proprietary information and confidentiality agreements in the forms previously provided to Licensee and each such employee and contractor has executed such agreements. Each such employee is or was an “employee” for purposes of 17 U.S.C. 101.

(v) VivoQuest was not organized for the specific purpose of acquiring Shares. VivoQuest has sufficient knowledge and experience in investing in companies similar to Licensee in terms of Licensee’s market capitalization and other relevant factors so as to be able to evaluate the risks and merits of its investment in Licensee and it is able financially to bear the risks thereof. VivoQuest has had an opportunity to discuss the terms of the offering and sale of the Shares to be issued hereunder and Licensee’s business, management and financial affairs with Licensee’s management and to obtain any additional information regarding the foregoing which Licensee possesses or can acquire without unreasonable effort or expense. Such Shares are being acquired for VivoQuest’s own accounts and not with a view to, or the intention of, any distribution in violation of the Securities Act or any applicable state securities laws. VivoQuest understands that (i) such Shares have not been registered under the Securities Act by reason of the issuance of such Shares in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 505 or 506 promulgated under the Securities Act, (ii) such Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) such Shares will bear a legend to such effect and (iv) Licensee will issue stop transfer instructions to its transfer agent consistent with Section 3(e).

(v) The representations and warranties made by VivoQuest in the Asset Purchase Agreement are correct and complete as of the date hereof, except as set forth in the Seller Disclosure Schedule.

SECTION 7. Confidential Information. (a) Except as otherwise provided in Sections 7(b) and (c) below, VivoQuest shall maintain (i) the Licensed IP, (ii) all information provided to VivoQuest by Licensee and its officers, directors, attorneys and other agents (collectively, “Representatives”) and (iii) the terms and provisions of this Agreement (the materials and information described in clauses (i) through (iii) being referred to herein as the “Confidential Information”) in confidence and shall not release or disclose any tangible or intangible component thereof to any third party without first receiving the prior written consent of Licensee to said release or disclosure. Notwithstanding the foregoing, VivoQuest may disclose the Licensed IP (i) in accordance with the instructions of Licensee pursuant to Section 5 and (ii) to VivoQuest’s Representatives who are bound by confidentiality obligations equivalent to those provided herein.

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(b) The obligations of confidentiality set forth in Section 7(a) shall not apply to any component of the Licensed IP which: (i) was part of the public domain prior to the Closing Date or which becomes a part of the public domain other than as a consequence of a breach by VivoQuest of this Agreement; or (ii) is disclosed to VivoQuest by a third party who has the right to make such disclosure free of any confidentiality restriction.

(c) If VivoQuest or any of its Representatives is requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) to disclose any of the Confidential Information, VivoQuest shall provide Licensee with prompt written notice of any such request or requirement so that Licensee may seek a protective order or other remedy and/or waive compliance with the provisions of this Agreement. If Licensee seeks a protective order or other remedy, VivoQuest shall provide such cooperation as Licensee shall reasonably request. If, in the absence of a protective order or other remedy or the receipt by VivoQuest of a waiver from Licensee, VivoQuest or any of its Representatives is required to disclose Confidential Information to any person, VivoQuest or its Representatives may, without liability hereunder, disclose to such person only that portion of the Confidential Information that is legally required to be disclosed.

(d) VivoQuest agrees that because damages arising from violations of this Section 7 are extremely difficult to quantify with certainty, injunctive relief will be necessary to effect the intent of such Section. Accordingly, VivoQuest hereby consents to the imposition of a preliminary or permanent injunction as a remedy to his breach of this Section 7 (without any requirement that Licensee post a bond).

SECTION 8. Infringement of Licensed Patents.

(a) In the event VivoQuest acquires information that a third party is infringing one or more of the Licensed Patents, VivoQuest shall promptly notify Licensee in writing of such infringement.

(b) In the event of an infringement of a Licensed Patent, Licensee shall have the sole and exclusive right, but shall not be required, to bring suit against the infringer. Should Licensee elect to bring suit against an infringer, Licensee shall have the right to join VivoQuest as a party plaintiff in any such suit or to bring such suit in the name of VivoQuest. Except to the extent resulting from a breach of any representation, warranty or covenant of VivoQuest in the Transaction Documents, the expenses of any such suit that Licensee elects to bring, including any expenses of VivoQuest incurred in conjunction with the prosecution of such suit or the settlement thereof, shall be paid for entirely by Licensee and Licensee shall hold VivoQuest harmless from and against any and all costs of such litigation.

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(c) In the event Licensee exercises the right to sue herein conferred, Licensee shall be entitled to retain all recoveries with respect thereto.

(d) VivoQuest agrees to cooperate fully with Licensee at the request of Licensee, including by giving testimony and producing documents lawfully requested in the prosecution of any suit by Licensee for infringement of the Licensed Patents; provided that (except to the extent resulting from a breach of any representation, warranty or covenant of VivoQuest in the Transaction Documents) Licensee shall pay all reasonable expenses (including reasonable attorneys’ fees) incurred by VivoQuest in connection with such cooperation. VivoQuest shall cooperate fully with Licensee and shall endeavor to cause the VivoQuest Representatives and all other present and former employees of VivoQuest to cooperate with Licensee at the request of Licensee, including by giving testimony and producing documents lawfully requested in the prosecution of any suit by Licensee for infringement of the Licensed Patents, provided that (except as aforesaid) Licensee shall pay all reasonable expenses (including reasonable attorneys’ fees) incurred by VivoQuest in connection with such cooperation.

SECTION 9. Pre-Closing Conduct. (a) During the period between the Agreement Date and the Closing Date (the “Closing Period”), VivoQuest shall conduct its business in the ordinary course consistent with past practice. During the Closing Period, VivoQuest shall not, without the prior written consent of Licensee, (i) enter into, amend, terminate or assert any claim under or with respect to any Contract, (ii) dispose of any material asset or any interest therein, including without limitation any interest in any of the Licensed IP, (iii) incur any indebtedness, (iv) amend its charter documents or (v) issue any securities.

(b) During the Closing Period, VivoQuest shall, and shall cause its employees, directors, agents and Affiliates to, immediately suspend any existing negotiations or discussions relating to any sale, joint venture or other transfer of any interest in the Licensed IP, and VivoQuest shall not, and shall cause its employees, directors, agents and Affiliates not to, (i) solicit any proposals or offers relating to a transaction involving any of the Licensed IP or (ii) negotiate or engage in discussions with any third party concerning any proposal or offer for a transaction involving any of the Licensed IP.

SECTION 10. Indemnification. (a) VivoQuest covenants and agrees to defend, indemnify and hold harmless Licensee and its Affiliates (including without limitation XTL Biopharmaceuticals Inc.) and the respective its officers, directors, employees, agents, advisers and representatives of the foregoing (collectively, the “Licensee Indemnitees”), from and against, and to pay or reimburse Licensee Indemnitees for, any and all claims, liabilities, obligations, losses, fines, costs, proceedings or damages (whether absolute, accrued, conditional or otherwise and whether or not resulting from third party claims), including all reasonable fees and disbursements of counsel incurred in the investigation or defense of any of the same or in asserting any of their respective rights hereunder (collectively, “Losses”), resulting from or arising out of:

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(i) any misrepresentation or breach of any warranty of VivoQuest contained in the Transaction Documents; provided that in determining whether any such misrepresentation or breach occurred, any dollar amount thresholds, materiality qualifiers and material adverse effect qualifier contained in any such representation or warranty shall be disregarded;

(ii) any failure of VivoQuest to perform any covenant or agreement made or contained in the Transaction Documents or fulfill any obligation in respect thereof (including without limitation any indemnification obligation contained in the Asset Purchase Agreement); or

(iii) except as provided in Section 10(b), any liability or obligation arising out of or relating to the *****, including any claim by ***** that the ***** is breached by virtue of VivoQuest’s entry into the Transaction Documents or the consummation of the transactions contemplated thereby.

VivoQuest shall not be required to indemnify Licensee Indemnitees with respect to any claim for indemnification (other than a claim for indemnification based on a breach of the representations and warranties contained in Section 6(b)(iv) of this Agreement or Sections 3.9, 3.11(c), 3.12, 3.14 or 3.18 of the Asset Purchase Agreement) resulting from or arising out of matters described in clause (i) above pursuant to this Section 10(a) (and not resulting from or arising out of matters described in clause (ii) or (iii) above) or resulting from or arising out of matters described in clause (i) of Section 8.1 of the Asset Purchase Agreement (and not resulting from or arising out of matters described in clause (ii) or (iii) of Section 8.1 of the Asset Purchase Agreement) unless and until the aggregate amount of all such claims against VivoQuest exceeds $10,000 (the “Threshold Amount”), in which case VivoQuest shall be required to indemnify Licensee Indemnitees for the amount of such claims in excess of the Threshold Amount. Claims thereafter may be asserted regardless of amount.

VivoQuest’s maximum liability to Licensee Indemnitees under clause (i) above (and not resulting from or arising out of matters described in clause (ii) or (iii) above) and resulting from or arising out of matters described in clause (i) of Section 8.1 of the Asset Purchase Agreement (and not resulting from or arising out of matters described in clause (ii) or (iii) of Section 8.1 of the Asset Purchase Agreement) shall not exceed the Total Consideration. “Total Consideration” means, as of the time any liability pursuant to this Section 10 is determined and required to be satisfied, the sum of (x) $1,250,000, (y) the total amount of cash paid to VivoQuest pursuant to Sections 3(a)(ii) and (iii) of this Agreement and (y) the aggregate Fair Market Value as of the applicable Value Date(s) of any Shares theretofore issued pursuant to Section 3(a)(ii) of this Agreement. As used herein, “Value Date” shall mean, with respect to the Shares issued pursuant to Section 3(a)(ii) of this Agreement, the date on which the relevant milestone is earned.

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(b) Licensee covenants and agrees to defend, indemnify and hold harmless VivoQuest and its Affiliates and the respective its officers, directors, employees, agents, advisers and representatives of the foregoing (collectively, the “VivoQuest Indemnitees”) from and against any Losses resulting from or arising out of:

(i) the design, production, manufacture, sale, use in commerce or in human clinical trials or promotion by Licensee or by a sublicense of Licensee of any Licensed Product; and

(ii) any action taken from and after the Closing Date by a VivoQuest Indemnitee under or with respect to the ***** to the extent (A) such action is taken at the request of and in accordance with any related instructions from Licensee and (B) such instructions are determined by a final nonappealable order of a court of competent jurisdiction to have been given in bad faith.

(c) (i) In the case of any claim asserted by a third party against a party entitled to indemnification under this Agreement (the “Indemnified Party”), notice shall be given by the Indemnified Party to the party required to provide indemnification (the “Indemnifying Party”) as soon as practicable after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnified Party shall permit the Indemnifying Party (at the expense of such Indemnifying Party) to assume the defense of any third party claim or any litigation with a third party resulting therefrom; provided, however, that (a) the counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be subject to the approval of the Indemnified Party (which approval shall not be unreasonably withheld or delayed), (b) the Indemnified Party may participate in such defense at such Indemnified Party’s expense (which shall not be subject to reimbursement hereunder except as provided below), and (c) the failure by any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except and only to the extent that such Indemnifying Party is actually and materially damaged as a result of such failure to give notice. Except with the prior written consent of the Indemnified Party, no Indemnifying Party, in the defense of any such claim or litigation, shall consent to entry of any judgment or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a general release from any and all liability with respect to such claim or litigation. If the Indemnified Party shall in good faith determine that the conduct of the defense of any claim subject to indemnification hereunder or any proposed settlement of any such claim by the Indemnifying Party might be expected to affect adversely the ability of the Indemnified Party to conduct its business, or that the Indemnified Party may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to the Indemnifying Party in respect of such claim or any litigation relating thereto, the Indemnified Party shall have the right at all times to take over and assume control over the defense, settlement, negotiations or litigation relating to any such claim at the sole cost of the Indemnifying Party; provided, however, that if the Indemnified Party does so take over and assume control, the Indemnified Party shall not settle such claim or litigation without the prior written consent of the Indemnifying Party, such consent not to be unreasonably withheld or delayed. If the Indemnifying Party does not accept the defense of any matter as above provided within ten (10) days after receipt of the notice from the Indemnified Party described above, the Indemnified Party shall have the full right to defend against any such claim or demand at the sole cost of the Indemnifying Party and shall be entitled to settle or agree to pay in full such claim or demand. In any event, the Indemnifying Party and the Indemnified Party shall reasonably cooperate in the defense of any claim or litigation subject to this Article 10 and the records of each shall be reasonably available to the other with respect to such defense.

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(ii) With respect to any claim for indemnification hereunder which does not involve a third party claim, the Indemnified Party will give the Indemnifying Party written notice of such claim. The Indemnifying Party may acknowledge and agree by notice to the Indemnified Party in writing to satisfy such claim within twenty (20) days of receipt of notice of such claim from the Indemnified Party. If the Indemnifying Party shall dispute such claim, the Indemnifying Party shall provide written notice of such dispute to the Indemnified Party within such 20-day period, setting forth in reasonable detail the basis of such dispute. Upon receipt of notice of any such dispute, the Indemnified Party and the Indemnifying Party shall use reasonable efforts to resolve such dispute within thirty (30) days of the date such notice of dispute is received. If the Indemnifying Party shall fail to provide written notice to the Indemnified Party within twenty (20) days of receipt of notice from the Indemnified Party that the Indemnifying Party either acknowledges and agrees to pay such claim or disputes such claim, the Indemnifying Party shall be deemed to have acknowledged and agreed to pay such claim in full and to have waived any right to dispute such claim. Once (a) the Indemnifying Party has acknowledged and agreed to pay any claim pursuant to this Section 10, (b) any dispute under this Section 10 has been resolved in favor of indemnification by mutual agreement of the Indemnifying Party and the Indemnified Party, or (c) any dispute under this Section 10 has been finally resolved in favor of indemnification by order of a court of competent jurisdiction or other tribunal (including an arbitrator contemplated by this agreement) having jurisdiction over such dispute, then the Indemnifying Party shall pay the amount of such claim to the Indemnified Party within twenty (20) days of the date of acknowledgement by the Indemnifying Party or final resolution in favor of indemnification, as the case may be, to such account and in such manner as is designated in writing by the Indemnified Party.

(d) All representations and warranties contained in this Agreement shall survive the Closing until March 31, 2007; provided, however, that the representations and warranties stated in Section 6(b)(iv) shall survive indefinitely and the representations and warranties incorporated by reference to the Asset Purchase Agreement in Section 6(b)(v) shall survive for the period provided in the Asset Purchase Agreement.

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(e) Absent fraud or criminal activity, and except for equitable relief a party is entitled to seek under the Transaction Documents or applicable law, the indemnifications provided for in this Article 10 shall be the sole and exclusive post-Closing remedies available to either party against the other party for any claims under or based upon this Agreement. In no event shall VivoQuest be entitled to terminate the License as a remedy for any alleged breach of this Agreement by Licensee. VivoQuest acknowledges that the representations and warranties contained in the Transaction Documents shall not be deemed waived or otherwise affected by any investigation by or on behalf of Licensee.

(f) If VivoQuest shall have any Liability to Licensee or any other Licensee Indemnitee pursuant to the Transaction Documents, Licensee shall be entitled, in addition to any other right or remedy it may have, to exercise rights of set-off against any payments or securities payable or deliverable to VivoQuest in connection with the Transaction Documents or otherwise, including without limitation pursuant to Section 3 of this Agreement.

SECTION 11. *****. (a) From and after the date of this Agreement, VivoQuest (i) shall comply in all respects with the terms and conditions of the *****, (ii) shall consult with Licensee prior to taking any action under or with respect to the *****, (iii) shall not take any action under or with respect to the ***** except in conformity with Licensee’s instructions and shall take all actions reasonably requested by Licensee under or with respect to the ***** and (iv) shall not enter into any amendment of the ***** or any license or other agreement with ***** (or, with respect to the Licensed IP, any other party) without the consent of Licensee.

(b) In the event that ***** and VivoQuest execute an agreement for hepatitis C virus for *****, VivoQuest shall include in such agreement a provision permitting the assignment of VivoQuest’s rights and a delegation of VivoQuest’s obligations under such agreement to Licensee, and upon Licensee’s written request, VivoQuest shall assign such rights to Licensee provided that Licensee simultaneously assumes such obligations. Prior to such assignment, VivoQuest shall administer such agreement for the benefit of Licensee and in accordance with Licensee’s instructions and all consideration to VivoQuest under such agreement shall be transferred to Licensee on a pass-through basis, net of direct, out-of-pocket expenses of such administration.

SECTION 12. Licensee Option. (a) VivoQuest hereby grants to Licensee an irrevocable option, exercisable in whole at any time or in part from time to time, upon written notice to VivoQuest, to take title to and assume all legal and equitable attributes of ownership of all or any portion of the Licensed IP. If Licensee exercises such option with respect to any portion of the Licensed IP that is then subject to the ***** Agreement, Licensee shall, to the extent reasonably practicable, consult with VivoQuest prior to doing so.

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(b) If Licensee exercises its option to take title to and assume all legal and equitable attributes of ownership of any of the Licensed IP, the license granted in Sections 2 of this Agreement shall cease to exist with respect to such Licensed IP as a consequence thereof, but VivoQuest shall continue to be entitled to the consideration provided for in Section 3 as if such license had not terminated with respect to such Licensed IP. After the expiration of a reasonable transition period determined by Licensee (not to exceed 120 days with respect to any exercise of such option), Section 5 shall cease to apply with respect to such Licensed IP and Licensee shall have full control and responsibility for all patents and patent applications with respect to such Licensed IP. VivoQuest shall provide reasonable assistance to Licensee with any exercise of such option, including by promptly transferring to Licensee all relevant patents and patent applications owned by VivoQuest.

(c) In connection with any exercise of the option granted to Licensee pursuant to this Section 12, VivoQuest shall and shall cause its Affiliates to execute such patent assignments and other agreements and instruments as shall be reasonably requested by Licensee in order to transfer and reflect of record the transfer of the ownership of the Licensed IP with respect to which such option is exercised.

(d) VivoQuest hereby assigns to Licensee, effective as of the Closing Date, all of VivoQuest’s rights under or with respect to the Employee Non-Disclosure, Non-Competition and Assignment of Intellectual Property Agreements listed in paragraph (i)b. of Section 3.13 of the Seller Disclosure Schedule. The provisions of Section 1.3 of the Asset Purchase Agreement shall apply, mutatis mutandis, to the assignment of any tangible or intangible asset pursuant to this Agreement.

SECTION 13. Assignment. Neither Licensee nor VivoQuest shall have the right to assign, delegate or transfer at any time to any party, in whole or in part, any or all of the rights, duties and interest herein granted without first obtaining the written consent of the other to such assignment, which consent shall not be unreasonably withheld, provided that no prior written consent shall be required (i) for any such assignment of Licensee’s rights and obligations hereunder (a) in connection with a sale or other transfer (whether directly or indirectly, including by merger or consolidation) of the business of Licensee relating to this Agreement, (b) to an Affiliate of Licensee or (c) as security for the obligations of Licensee or any Affiliate of Licensee under a credit agreement entered into with a bank or other financial institution or (ii) in connection with the assignment of this Agreement (together with its remaining transferable assets, if any) by VivoQuest to a liquidating trust in accordance with applicable Law. No assignment of this Agreement shall relieve the assigning party of any of its obligations or liability hereunder. Any attempted assignment not in compliance with this Section 13 shall be of no force or effect.

SECTION 14. Publicity. VivoQuest shall not issue any press release or make any other public announcement relating to the subject matter of this Agreement without the prior written consent of Licensee. Licensee shall be free to issue any such press release or other public announcement from and after the date hereof.

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SECTION 15. Payment Net of Tax. All compensation due to VivoQuest hereunder shall be paid or provided net of all applicable duties, customs, shipping, import, export, value-added, withholding and any international, federal, state or local taxes (each of the foregoing an “Imposition” and collectively, “Impositions”) imposed on or as a consequence of the payment or provision of such compensation by Licensee; provided that VivoQuest shall have no liability for any tax based on Licensee’s net income. Without limitation of the foregoing, all payments to VivoQuest hereunder shall be reduced by applicable withholding tax (at the statutory rate or, if VivoQuest provides any certificates or other evidence required to establish, in accordance with applicable law, that it is the beneficiary of a lower treaty rate, such lower rate). Shares to be delivered to VivoQuest hereunder, other than the Shares to be delivered pursuant to Section 3(a)(i) or with respect to milestone event (A) pursuant to Section 3(a)(ii), shall be reduced by a number of Shares reasonably determined by Licensee to have a Fair Market Value, as of the date the remainder of such Shares are issued to Licensee, equal to any Impositions required to be satisfied by Licensee with respect thereto. VivoQuest shall reimburse Licensee in cash for Licensee’s withholding tax liability (at an assumed rate of 15%) relating to the Shares issued pursuant to Section 3(a)(i) or with respect to milestone event (A) pursuant to Section 3(a)(ii). Licensee shall provide to VivoQuest original or certified copies of all Tax payments or other evidence of payment of Taxes by Licensee with respect to transactions or payments under this Agreement that is reasonably requested by VivoQuest for the purpose of determining its entitlement to any tax credit or deduction.

SECTION 16. Miscellaneous. (a) If any provision of this Agreement is determined to be invalid or void, the remaining provisions shall remain in effect.

(b) This Agreement shall be deemed to have been made in the State of New York and shall be governed and interpreted in all respects under the laws of the State of New York without regard to conflicts of law rules.

(c) All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally or mailed by certified mail, return receipt requested, to the parties (and shall also be transmitted by facsimile to the Persons receiving copies thereof) at the following addresses (or to such other address

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as a party may have specified by notice given to the other party pursuant to this provision):

If to VivoQuest, to:

*****

With a copy to:

*****

If to Licensee:

*****

With a copy to:

*****

Any such notice or communication shall be deemed to have been received (i) when delivered, if personally delivered or transmitted by electronic mail, with receipt acknowledgment by the recipient by return electronic mail, (ii) when sent, if sent by facsimile on a business day during normal business hours (or, if not sent on a business day during normal business hours, on the next business day after the date sent by facsimile), (iii) on the next business day after dispatch, if sent by nationally recognized, overnight courier guaranteeing next business day delivery, and (iv) on the 5th business day following the date on which the piece of mail containing such communication is posted, if sent by mail.

(d) This Agreement constitutes the entire agreement between the parties with respect to the subject mater hereof and thereof and no variation, modification or waiver of any of the terms or conditions hereof or thereof shall be deemed valid unless made in writing and signed by both parties hereto. This Agreement supersedes any and all prior agreements or understandings, whether oral or written, with respect to such subject matter between Licensee and VivoQuest.

(e) No waiver by either party of any non-performance or violation by the other party of any of the covenants, obligations or agreements of such other party hereunder shall be deemed to be a waiver of any subsequent violation or non-performance of the same or any other covenant, agreement or obligation, nor shall forbearance by any party be deemed to be a waiver by such party of its rights or remedies with respect to such violation or non-performance.

(f) The descriptive headings contained in this Agreement are included for convenience and reference only and shall not be held to expand, modify or aid in the interpretation, construction or meaning of this Agreement.

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(g) It is not the intent of the parties to create a partnership or joint venture or to assume partnership responsibility or liability.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date and year first above written.

VIVOQUEST, INC.

By:
Name: Title:

XTL BIOPHARMACEUTICALS LTD.

By:
Name: Title: